                                 CLASS A SHARES

                             DISTRIBUTION AGREEMENT



         AGREEMENT made as of the day of December__, 1999, between MERRILL LYNCH PREMIER GROWTH FUND, INC., a Maryland corporation (the "Fund"), and PRINCETON FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of the Fund to offer its shares for sale continuously; and

         WHEREAS, the Fund is a "feeder" fund that invests all of its assets in a "master" portfolio, the Master Premier Growth Trust, that has the same investment objective and policies as the Fund; and

         WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Class A shares of common stock of the Fund.

         NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor. The Fund hereby appoints the Distributor as the principal underwriter and distributor of the Fund to sell Class A shares of common stock in the Fund (sometimes herein referred to as "Class A shares") to eligible investors (as defined below) and hereby agrees during the term of this Agreement to sell Class A shares of the Fund to the Distributor upon the terms and conditions herein set forth.

Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and distributor, except that:

(a) The Fund may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of Class A shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell Class A shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

(b) The exclusive right granted to the Distributor to purchase Class A shares from the Fund shall not apply to Class A shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Class A shares of any such company by the Fund.

(c) Such exclusive right also shall not apply to Class A shares issued by the Fund pursuant to reinvestment of dividends or capital gains distributions.

(d) Such exclusive right also shall not apply to Class A shares issued by the Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Class A shares as shall be agreed between the Fund and the Distributor from time to time.

Section 3.        Purchase of Class A Shares from the Fund.

(a) Prior to the continuous offering of the Class A shares, commencing on a date agreed upon by the Fund and the Distributor, it is contemplated that the Distributor will solicit subscriptions for Class A shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. The subscriptions will be payable within three business days after the termination of the subscription period, at which time the Fund will commence operations.

(b) After the Fund commences operations, the Fund will commence an offering of its Class A shares and thereafter the Distributor shall have the right to buy from the Fund the Class A shares needed, but not more than the Class A shares needed (except for clerical errors in transmission) to fill unconditional orders for Class A shares of the Fund placed with the Distributor by eligible investors or securities dealers. Investors eligible to purchase Class A shares shall be those persons so identified in the currently effective prospectus and statement of additional information of the Fund (the "prospectus" and "statement of additional information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such Class A shares ("eligible investors"). The price which the Distributor shall pay for the Class A shares so purchased from the Fund shall be the net asset value, determined as set forth in
Section 3(e) hereof, used in determining the public offering price on which such orders were based.

(c) The Class A shares are to be resold by the Distributor to eligible investors at the public offering price, as set forth in Section 3(d) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

(d) The public offering price(s) of the Class A shares, i.e., the price per share at which the Distributor or selected dealers may sell Class A shares to eligible investors, shall be the public offering price as set forth in the prospectus and statement of additional information relating to such Class A shares, but not to exceed the net asset value at which the Distributor is to purchase the Class A shares, plus a sales charge not to exceed 5.25% of the public offering price (5.54% of the net amount invested), subject to reductions for volume purchases. Class A shares may be sold to certain directors, officers and employees of the Fund, directors and employees of Merrill Lynch & Co., Inc. and its subsidiaries, and to certain other persons described in the prospectus and statement of additional information, without a sales charge or at a reduced sales charge, upon terms and conditions set forth in the prospectus and statement of additional information. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(g).

(e) The net asset value of Class A shares shall be determined by the Fund or any agent of the Fund in accordance with the method set forth in the prospectus and statement of additional information of the Fund and guidelines established by the Directors.

(f) The Fund shall have the right to suspend the sale of its Class A shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(b) hereof. The Fund shall also have the right to suspend the sale of its Class A shares if trading on the New

York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of the Fund, makes it impracticable or inadvisable to sell the Class A shares.

(g) The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Class A shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Class A shares from eligible investors. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Class A shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

Section 4.   Repurchase or Redemption of Class A shares by the Fund.

(a) Any of the outstanding Class A shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the Class A shares so tendered in accordance with its obligations as set forth in Article VI of its Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information. The price to be paid to redeem or repurchase the Class A shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee or other charge(s), if any, set forth in the prospectus and statement of additional information of the Fund. All payments by the Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by the Fund of any of the Class A shares purchased by or through the Distributor will not affect the sales charge secured by the Distributor or any selected dealer in the course of the original sale, except that if any Class A shares are tendered for redemption or repurchase within seven business days after the date of the confirmation of the original purchase, the right to the sales charge shall be forfeited by the Distributor and the selected dealer which sold such Class A shares.

         The Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Fund as follows: (i) any applicable CDSC shall be paid to the Distributor, and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

(b) Redemption of Class A shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

Section 5.  Duties of the Fund.

(a) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Class A shares of the Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Distributor such number of copies of the prospectus and statement of additional information as the Distributor shall reasonably request.

(b) The Fund shall take, from time to time, but subject to any necessary approval of the Class A shareholders, all necessary action to fix the number of authorized Class A shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of Class A shares as the Distributor may reasonably be expected to sell.

(c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Class A shares for sale under the securities laws of such states as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

(d) The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

Section 6.  Duties of the Distributor.

(a) The Distributor shall devote reasonable time and effort to effect sales of Class A shares of the Fund but shall not be obligated to sell any specific number of Class A shares. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b) In selling the Class A shares of the Fund, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer, as defined in Section 7 hereof, nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Fund.

(c) The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to eligible investors and selected dealers, the collection of amounts payable by eligible investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

Section 7.  Selected Dealers Agreements.

(a) The Distributor shall have the right to enter into selected dealers agreements with securities dealers of its choice ("selected dealers") for the sale of Class A shares and fix therein the portion of the sales charge which may be allocated to the selected dealers; provided that the Fund shall approve the forms of agreements with dealers and the dealer compensation set forth therein. Class A shares sold to selected dealers shall be for resale by such dealers only at the public offering price(s) set forth in the prospectus and statement of additional information. The form of agreement with selected dealers to be used during the subscription period described in Section 3(a) is attached hereto as Exhibit A and the initial form of agreement with selected dealers to be used in the continuous offering of the Class A shares is attached hereto as Exhibit B.

(b) Within the United States, the Distributor shall offer and sell Class A shares only to such selected dealers as are members in good standing of the NASD.

Section 8.  Payment of Expenses.

(a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to Class A shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

(b) The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Class A shares to selected dealers or eligible investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Class A shares for sale to eligible investors and any expenses of advertising incurred by the Distributor in connection with such offering.

(c) The Fund shall bear the cost and expenses of qualification of the Class A shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

Section 9.  Indemnification.

(a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Class A shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Class A shares.

(b) The Distributor shall indemnify and hold harmless the Fund and each of its Directors and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to Class A shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection
(a) of this Section 9.

Section 10. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force until two years after the date first above written, and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Directors or by the vote of a majority of the outstanding voting securities of the Fund and
(ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 11. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors or by the vote of a majority of outstanding voting securities of the Fund and (ii) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

Section 12. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    MERRILL LYNCH PREMIER GROWTH FUND, INC.



                                    By
                                      ------------------------------------------
                                            Name:
                                            Title:









                                    PRINCETON FUNDS DISTRIBUTOR, INC.



                                    By
                                      ------------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A


                     MERRILL LYNCH PREMIER GROWTH FUND, INC.


                         CLASS A SHARES OF COMMON STOCK
                            SELECTED DEALER AGREEMENT
                             FOR SUBSCRIPTION PERIOD


Ladies and Gentlemen:

         Princeton Funds Distributor, Inc. (the "Distributor"), has an agreement with Merrill Lynch Premier Growth Fund, Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the distributor for the sale of Class A shares of common stock, par value $0.10 per share (herein referred to as "Class A shares"), of the Fund, and as such has the right to distribute Class A shares of the Fund for resale. The Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and its Class A shares being offered to the public are registered under the Securities Act of 1933, as amended (the "Securities Act"). Such Class A shares and certain of the terms on which they are being offered are more fully described in the enclosed prospectus and statement of additional information. You have received a copy of the Class A shares Distribution Agreement (the "Distribution Agreement") between yourself and the Fund and reference is made herein to certain provisions of such Distribution Agreement. This Agreement relates solely to the subscription period described in Section 3(a) of such Distribution Agreement. Subject to the foregoing, as principal, we offer to sell to you, as a member of the Selected Dealers Group, Class A shares of the Fund for resale to investors identified in the prospectus and statement of additional information as eligible to purchase Class A shares ("eligible investors") upon the following terms and conditions:

         1. The subscription period referred to in Section 3(a) of the Distribution Agreement will continue through February, 2000. The subscription period may be extended upon agreement between the Fund and the Distributor. Subject to the provisions of such Section and the conditions contained herein, we will sell to you on the third business day following the termination of the subscription period, or such other date as we may advise (the "Closing Date"), such number of Class A shares as to which you have placed orders with us not later than 5:00 P.M. on the second full business day preceding the Closing Date.

         2. In all sales of these Class A shares to eligible investors, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any other member of the Selected Dealers Group, except in connection with such special programs as we from time to time agree, in which case you shall have authority to offer and sell shares, as agent for the Fund, to participants in such program.

         3. Except as provided in Paragraph 4, below, the public offering prices, sales charges and the related Selected Dealers' concession are as follows:

                                                                        Subscription Period
                                                                        -------------------
                                                                     Sales Charge            Securities Dealers'
                                                                     ------------                Concession
                                                                                                 ----------
                                                   Public                   Percentage*                Percentage*
                                                  Offering       Dollar      of Public      Dollar      of Public
                                                   Price         Amount       Offering      Amount      Offering
                                                   -----         ------        Price        ------        Price
                                                                               -----                      -----
Less than $25,000..........................       $10.554        $.554         5.25%        $.554         5.25%

$25,000 but less than $50,000..............        10.499         .499          4.75         .499         4.75

$50,000 but less than $100,000.............        10.417         .417          4.00         .417         4.00

$100,000 but less than $250,000............        10.309         .309          3.00         .309         3.00

$250,000 but less than $1,000,000..........        10.204         .204          2.00         .204         2.00

$1,000,000 and over**......................        10.000         .000          0.00         .000         0.00

------------------
*Rounded to the nearest one-hundredth percent.

**Initial sales charges may be waived for certain classes of offers as set forth in the current prospectus and statement of additional information of the Fund. Such purchases may be subject to a contingent deferred sales charge as set forth in the current prospectus and statement of additional information.


The proceeds per Class A share to the Fund from the sale of all shares sold during the subscription period will be $10.00.

         The term "purchase" refers to a single purchase by an individual, or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his spouse and their children under the age of 21 years purchasing Class A shares for his or their own account and to single purchases by a trustee or other fiduciary purchasing Class A shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company" as that term is defined in the Investment Company Act, but does not include purchases by any such company which has not been in existence for at least six months or which has no purpose other than the purchase of Class A shares of the Fund or Class A shares of the registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

         The reduced sales charges are applicable through a right of accumulation under which certain eligible investors are permitted to purchase Class A shares of the Fund at the offering price applicable to the total of (a) the dollar amount then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of the Class A, Class B, Class C and Class D shares of the Fund and of any other open-end investment company advised by Merrill Lynch Asset Management, L.P. or Fund Asset Management, L.P. (together, "MLAM-advised mutual funds"). For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or you, with sufficient information to permit confirmation of qualification, and acceptance of the purchase order is subject to such confirmation.

         The reduced sales charges are applicable to purchases aggregating $25,000 or more of Class A shares or of Class D shares or of shares of any other MLAM-advised mutual fund made through you within a thirteen-month period starting with the first purchase pursuant to a Letter of Intention in the form provided in the prospectus. A purchase not originally made pursuant to a Letter of Intention may be included under a subsequent letter executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. If the intended amount of shares is not purchased within the thirteen-month period, an appropriate price adjustment will be made pursuant to the terms of the Letter of Intention.

         You agree to advise us promptly at your request as to amounts of any sales made by you to eligible investors qualifying for reduced sales charges. Further information as to the reduced sales charges pursuant to the right of accumulation or a Letter of Intention is set forth in the prospectus and statement of additional information.

         4. As an authorized agent to sell shares of the Fund, you agree to purchase shares of the Fund only through us or from your customers. You shall not place orders for any of the Class A shares except for our own investment purposes or unless you have already received purchase orders for such shares at the applicable public offering prices, and subject to the terms hereof and of the Distribution Agreement. All orders are subject to acceptance by the Distributor or the Fund in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the prospectus, as amended from time to time. You agree that you will not offer or sell any of the Class A shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class A shares you will furnish to each person to whom any such sale or offer is made a copy of the prospectus and, if requested, the statement of additional information (as then amended or supplemented) and will not furnish to any person any information relating to the Class A shares of the Fund which is inconsistent in any respect with the information contained in the prospectus and statement of additional information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.

         5. All Class A shares purchased by Selected Dealers will be delivered in the first instance at a settlement price computed on the basis of all sales having been made in a purchase (as such term is defined above) involving a public offering price of less than $25,000. All sales to you will be deemed to have been made in such a transaction unless within 30 days after the Closing Date you furnish to us, on forms supplied by us for the purpose, a statement acceptable to us setting forth sales in purchases involving a public offering price of $25,000 or more, in which case we will compute such Selected Dealers' concessions on the basis of the information set forth in such statement.

         6. Payment for Class A shares purchased by you is to be made on such date as we may advise by wire transfer of immediately available funds to a bank account designated by us against delivery by us of non-negotiable share deposit receipts ("Receipts") issued by Financial Data Services, Inc., as shareholder servicing agent, acknowledging the deposit with it of the Class A shares so purchased by you. You agree that as promptly as practicable after the delivery of such Class A shares you will issue appropriate written transfer instructions to the Fund or to the shareholder servicing agent as to the purchasers to whom you sold the Class A shares.

         7. If any Class A shares sold to you under the terms of this Agreement are repurchased by the Fund or by us for the account of the Fund or are tendered for redemption within seven business days after the Closing Date, it is agreed that you shall forfeit your right to, and refund to us, any discount received by you on such Class A shares.

         8. No person is authorized to make any representations concerning Class A shares of the Fund except those contained in the current prospectus and statement of additional information of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such prospectus and statement of additional information. In purchasing Class A shares through us you shall rely solely on the representations contained in the prospectus and statement of additional information and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's prospectus and statement of additional information, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         9. You agree to deliver to each of the purchasers making purchases from you a copy of the then current prospectus and, if requested, the statement of additional information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the prospectus and statement of additional information, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

         10. All sales will be subject to receipt of shares by us from the Fund. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class A shares entirely or to certain persons or entities in a class or classes specified by us or to modify or cancel this Agreement. Each party hereto has the right to cancel this Agreement upon notice to the other party.

         11. We, our affiliates, the Fund (and its officers and directors), and the Trust (and its officers and trustees) shall not be liable for any loss, expenses, damages, costs or other claims arising out of any redemption or exchange pursuant to telephone instructions from any person, or any refusal to execute such instructions for any reason.

         12. You and we understand and agree that you are solely responsible for the recommendation by your sales personnel to your customers of the purchase or sale of Class A Shares of the Fund and the suitability of such purchase or sale for the customer involved.

         13. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the subscription offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

         14. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a broker or dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the National Association of Securities Dealers, Inc., and that you will not offer or sell shares of the Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

         If you are offering and selling shares of the Fund in jurisdiction outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above you, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Conduct Rules of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the Fund, its investment adviser, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

         15. Upon application to us, we will inform you as to the states in which we believe the Class A shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Class A shares, if necessary.

         16. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         17. You agree that you will not sell any Class A shares of the Fund to any account over which you exercise discretionary authority.

         18. This Agreement shall terminate at the close of business on the Closing Date, unless earlier terminated, provided, however, this Agreement shall continue after termination for the purpose of Section 7 hereof and for the purpose of settlement of accounts hereunder.

                                    PRINCETON FUNDS DISTRIBUTOR, INC.



                                    By
                                      ------------------------------------------
                                                (Authorized Signature)


Please return one signed copy
 of this Agreement to:

         MERRILL LYNCH FUNDS DISTRIBUTOR
         a division of PRINCETON FUNDS DISTRIBUTOR, INC.
         P.O. Box 9081
         Princeton, New Jersey  08543-9081

         Accepted:

                  Firm Name:
                            ----------------------------------
                  By:
                     -----------------------------------------
                  Address:
                          ------------------------------------

                  --------------------------------------------
                  Date:
                       ---------------------------------------

                                                                       EXHIBIT B


                     MERRILL LYNCH PREMIER GROWTH FUND, INC.
                         CLASS A SHARES OF COMMON STOCK

                           SELECTED DEALERS AGREEMENT



Ladies and Gentlemen:

         Princeton Funds Distributor (the "Distributor"), has an agreement with Merrill Lynch Premier Growth Fund, Inc., a Maryland Corporation (the "Fund"), pursuant to which it acts as the distributor for the sale of Class A shares of common stock, par value $0.10 per share (herein referred to as "Class A shares"), of the Fund and as such has the right to distribute Class A shares of the Fund for resale. The Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and its Class A shares are registered under the Securities Act of 1933, as amended (the "Securities Act"). You have received a copy of the Class A Shares Distribution Agreement (the "Distribution Agreement") between ourselves and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The terms "prospectus" and "statement of additional information" used herein refer to the prospectus and statement of additional information, respectively, on file with the Securities and Exchange Commission which is part of the most recent effective registration statement pursuant to the Securities Act. We offer to sell to you, as a member of the Selected Dealers Group, Class A shares of the Fund for resale to investors identified in the prospectus and statement of additional information as eligible to purchase Class A shares ("eligible investors") upon the following terms and conditions:

         1. In all sales of these Class A shares to eligible investors, you shall act as dealer for your own account and in no transaction shall you have any authority to act as agent for the Fund, for us or for any other member of the Selected Dealers Group, except in connection with such special programs as we from time to time agree, in which case you shall have authority to offer and sell shares, as agent for the Fund, to participants in such program.

         2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current prospectus and statement of additional information of the Fund subject in each case to the delivery prior to or at the time of such sales of the then current prospectus. The procedure relating to the handling of orders shall be subject to
Section 5 hereof and instructions which we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either and become effective only upon confirmation by the Distributor. The minimum initial and subsequent purchase requirements are as set forth in the current prospectus and statement of additional information of the Fund and no order for less than such amounts will be accepted unless such purchase shall be expressly approved by the Fund in accordance with the then current Prospectus. No conditional order will be accepted on any basis other than a definitive one.

         3. The sales charges for sales to eligible investors, computed as percentages of the public offering price and the amount invested, and the related discount to Selected Dealers are as follows:

                                                                                                           Discount to
                                                                                                             Selected
                                                                                Sales Charge                Dealers as
                                                   Sales Charge                as Percentage*               Percentage
                                                   As Percentage                 of the Net                   of the
                                                      of the                       Amount                    Offering
Amount of Purchase                                Offering Price                 Invested                      Price
------------------                                --------------                 --------                      -----
Less than $25,000..................................  5.25%                         5.54%                        5.00%
$25,000 but less than
$50,000............................................  4.75                          4.99                         4.50

$50,000 but less than
$100,000...........................................  4.00                          4.17                         3.75

$100,000 but less than
$250,000...........................................  3.00                          3.09                         2.75

$250,000 but less than
$1,000,000.........................................  2.00                          2.04                         1.80

$1,000,000 and over**..............................  0.00                          0.00                         0.00

-------------------
*  Rounded to the nearest one-hundredth percent.

** Initial sales charges may be waived for certain classes of offerees as set forth in the current prospectus and statement of additional information of the Fund. Such purchases may be subject to a contingent deferred sales charge as set forth in the current prospectus and statement of additional information.

         The term "purchase" refers to a single purchase by an individual, or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his spouse and their children under the age of 21 years purchasing Class A shares for his or their own account and to single purchases by a trustee or other fiduciary purchasing Class A shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company" as that term is defined in the Investment Company Act but does not include purchases by any such company which has not been in existence for at least six months or which has no purpose other than the purchase of Class A shares of the Fund or Class A shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

         The reduced sales charges are applicable through a right of accumulation under which certain eligible investors are permitted to purchase Class A shares of the Fund at the offering price applicable to the total of (a) the dollar amount then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of Class A, Class B, Class C and Class D shares of the Fund and of any other open-end investment company advised by Merrill Lynch Asset Management, L.P. or Fund Asset Management, L.P. (together "MLAM-advised mutual funds"). For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or you, with sufficient information to permit confirmation of qualification, and acceptance of the purchase order is subject to such confirmation.

         The reduced sales charges are applicable to purchases aggregating $25,000 or more of Class A shares or of Class D shares of any other MLAM-advised mutual fund made through you within a thirteen-month period starting with the first purchase pursuant to a Letter of Intention in the form provided in the prospectus. A purchase not originally made pursuant to a Letter of Intention may be included under a subsequent letter executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. If the intended amount of shares is not purchased within the thirteen-month period, an appropriate price adjustment will be made pursuant to the terms of the Letter of Intention.

         You agree to advise us promptly at our request as to amounts of any sales made by you to eligible investors qualifying for reduced sales charges. Further information as to the reduced sales charges pursuant to the right of accumulation or a Letter of Intention is set forth in the prospectus and statement of additional information.

         4. As an authorized agent to sell shares of the Fund, you agree to purchase shares of the Fund only through us or from your customers. You shall not place orders for any of the Class A shares except for your own investment purposes or unless you have already received purchase orders for such Class A shares at the applicable public offering prices, and subject to the terms hereof and of the Distribution Agreement. We agree that we will not place orders for the purchase of shares from the Fund expect to cover purchase orders already received by us. You agree that you will not offer or sell any of the Class A shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class A shares you will furnish to each person to whom any such sale or offer is made a copy of the prospectus and, if requested, the statement of additional information (as then amended or supplemented) and will not furnish to any person any information relating to the Class A shares of the Fund which is inconsistent in any respect with the information contained in the prospectus and statement of additional information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.

         5. As a selected dealer, you are hereby authorized (i) to place orders directly with the Fund for Class A shares of the Fund to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement and subject to the compensation provisions of Section 3 hereof and (ii) to tender Class A shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

         6. You agree to place orders received from your customers as soon as practicable after your receipt of such orders. You further agree that you shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

         7. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the Fund at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to the Fund or to us from your failure to make payment as aforesaid.

         8. If any Class A shares sold to you under the terms of this Agreement are repurchased by the Fund or by us for the account of the Fund or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any discount received by you on such Class A shares.

         9. No person is authorized to make any representations concerning Class A shares of the Fund except those contained in the current prospectus and statement of additional information of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such prospectus and statement of additional information. In purchasing Class A shares through us you shall rely solely on the representations contained in the prospectus and statement of additional information and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's prospectus, statement of additional information, periodic reports and proxy solicitation material is our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         10. You agree to deliver to each of the purchasers making purchases from you a copy of the then current prospectus and, if requested, the statement of additional information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the prospectus and statement of additional information, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

         11. All sales will be subject to receipt of shares by us from the Fund. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class A shares entirely or to certain persons or entities in a class or classes specified by us or to modify or cancel this Agreement.

         12. We, our affiliates, the Fund (and its officers and directors), and the Trust (and its officers and trustees) shall not be liable for any loss, expenses, damages, costs or other claims arising out of any redemption or exchange pursuant to telephone instructions from any person, or our refusal to execute such instructions for any reason.

         13. You any we understand and agree that you are solely responsible for the recommendation by your sales personnel to you customers of the purchase or sale of Class A Shares of the Fund and the suitability of such purchase or sale for the customer involved.

         14. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

         15. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a broker or dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the National

Association of Securities Dealers, Inc., and that you will not offer or sell shares of the Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

         If you are offering and selling shares of the Fund in jurisdiction outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above you, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Conduct Rules of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the Fund, its investment adviser, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

         16. Upon application to us, we will inform you as to the states in which we believe the Class A shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Class A shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Class A shares, if necessary.

         17. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         18. You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

         19. You and we understand and agree that, except as expressly provided in this Agreement, in no transaction will you have any authority to take any action or make any representation binding upon the Fund, us or any other member of the Selected Dealers Group.

         20. This Agreement may be amended by us from time to time by the following procedure. We will mail a copy of the amendment to you at your address as specified below. If you do not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of the Agreement. Your objection must be in writing and be received by us within such fifteen days.

         21. This Agreement may be terminated upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

         22. Your first order placed pursuant to this Agreement or any amendment therefor for the purchase of Class A shares of the Fund will represent your acceptance of this Agreement or any such amendment.



                                    PRINCETON FUNDS DISTRIBUTOR, INC.



                                    By
                                      ------------------------------------------
                                                (Authorized Signature)


Please return one signed copy of this agreement to:

         MERRILL LYNCH FUNDS DISTRIBUTOR,
         a division of PRINCETON FUNDS DISTRIBUTOR, INC.
         P.O. Box 9081
         Princeton, New Jersey 08543-9081

         Accepted:

                  Firm Name:
                            ----------------------------------
                  By:
                     -----------------------------------------
                  Address:
                          ------------------------------------

                  --------------------------------------------
                  Date:
                       ---------------------------------------